EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

INTERNET AMERICA, INC.

A Texas Corporation

Effective as of September 19, 2003

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4.06	Special Meetings	9
4.07	Quorum; Majority Vote	9
4.08	Minutes	10
4.09	Compensation	10
4.10	Responsibility	10

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
5.01	Notice	10
5.02	Waiver of Notice	10
5.03	Telephone and Similar Meetings	10

ARTICLE SIX: OFFICERS AND OTHER AGENTS
6.01	Number; Titles; Election; Term; Qualification	11
6.02	Removal	11
6.03	Vacancies	11
6.04	Authority	11
6.05	Compensation	11
6.06	Chairman of the Board	11
6.07	President	11
6.08	Vice Presidents	12
6.09	Treasurer	12
6.10	Assistant Treasurers	12
6.11	Secretary	12
6.12	Assistant Secretaries	13

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
7.01	Certificated and Uncertificated Shares	13
7.02	Certificatesfor Certificated Shares	13
7.03	Issuance	13
7.04	Consideration for Shares	14
7.05	Lost, Stolen, or Destroyed Certificates	14
7.06	Transfer of Shares	14
7.07	Registered Shareholders	15
7.08	Legends	15
7.09	Regulations	15

ARTICLE EIGHT: INDEMNIFICATION
8.01	Indemnification	15

ARTICLE NINE: MISCELLANEOUS PROVISIONS
9.02	Books and Records	15
9.03	Fiscal Year	16
9.04	Seal	16
9.05	Attestation by the Secretary	16
9.06	Resignation	16

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9.07	Securities of Other Corporations	16
9.08	Amendment of Bylaws	16
9.09	Invalid Provisions	16
9.10	Headings; Table of Contents	17

iii

AMENDED AND RESTATED BYLAWS

OF

INTERNET AMERICA, INC.

A Texas Corporation

PREAMBLE

These bylaws are subject to, and governed by, the Texas Business Corporation Act and the articles of incorporation of Internet America, Inc. (the “Corporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the articles of incorporation of the Corporation, such provisions of the Texas Business Corporation Act or the articles of incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.01 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO: SHAREHOLDERS

2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president, board of directors, or the holders of not less than fifty percent of all shares entitled to vote at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.

2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the person or persons calling such special meeting as provided in Section 2.02 above. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.04 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice need not be given to a shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period, have been mailed to that shareholder, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such shareholder shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Texas Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a shareholder delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that shareholder shall be reinstated.

2.05 Voting List. At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

2.06 Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

2.07 Quorum; Withdrawal of Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, except as otherwise provided by law or the articles of incorporation. If a quorum shall not be present at any meeting of shareholders, the shareholders represented in person or by proxy at such meeting may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

2.08 Majority Vote. Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present. Except as otherwise provided by law, the articles of incorporation, or these bylaws, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation’s shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

2.09 Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original share transfer records of the Corporation except to the extent that the voting rights of the shares of any class or classes are increased, limited, or denied by the articles of incorporation. Such share transfer records shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.09. Each such proxy shall be filed with the secretary of the Corporation before, or at the time of, the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.10 Closing of Transfer Records; Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the share transfer records of the Corporation shall be closed for a stated period but not to exceed in any event sixty days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2. 10, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

2.11 Officers’ Duties at Meetings. The president shall preside at, and the secretary shall prepare minutes of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

ARTICLE THREE: DIRECTORS

3.01 Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be not less than one. The first board of directors shall consist of the number of directors named in the articles of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof, but shall never be less than one. The board of directors of the Corporation shall be divided into three classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified board of directors, each Class I director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class II director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class III director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the board of directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation, removal from office or death. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

3.03 Changes in Number. In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur. Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the articles of incorporation.

3.04 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

3.05 Vacancies. Any vacancy occurring in the board of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any vacancies in such directorship(s) may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the articles of incorporation.

3.06 Place of Meetings. The board of directors may hold its meetings in such place or places within or without the State of Texas as the board of directors may from time to time determine.

3.07 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.

3.08 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

3.09 Special Meetings; Notice. Special meetings of the board of directors shall be held whenever called by the president or by any director. The person calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

3.10 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the number of directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation, or these bylaws.

3.11 Interested Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

3.12 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

3.13 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.14 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

3.15 Action Without Meeting. Any action which may be taken, or which is required by law, the articles of incorporation, or these bylaws to be taken, at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall have been signed by all of the members of the board of directors or committee, as the case may be, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such members of the board of directors or committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

3.16 Advisory Directors. The board of directors may appoint advisory directors whose experience and knowledge would be useful to the board. Such advisory directors shall be no more than six in number and shall serve at the pleasure of the board, with terms expiring as of each annual meeting of stockholders unless terminated earlier by the board. Advisory directors may be given notice of and may attend meetings of the board of directors when invited by the board but shall not be considered members of the board of directors. Advisory directors shall have no right to vote and shall not be counted in determining whether a quorum is present at any meeting. Advisory directors shall not be charged with responsibilities, nor shall they be subject to the liabilities of directors. An advisory director may be appointed as an advisory member of any committee of the board.

ARTICLE FOUR: COMMITTEES

4.01 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.02 Number; Qualification; Term. The board of directors, by resolution adopted by a majority of the entire board of directors, shall designate one or more of its members as members of any committee and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal, as a committee member or as a director.

4.03 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, including, without limitation, the authority to authorize a distribution and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:

(a) mending the articles of incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the board of directors vested in it in accordance with Article 2.13 of the Texas Business Corporation Act;

(b) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Texas Business Corporation Act;

(c) approving a plan of merger or share exchange of the Corporation;

(d) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(f) amending, altering, or repealing these bylaws or adopting new bylaws of the Corporation;

(g) filling vacancies in the board of directors;

(h) filling vacancies in, or designating alternate members of, any committee;

(i) filling any directorship to be filled by reason of an increase in the number of directors; electing or removing officers of the Corporation or members or alternate members of any committee;

(k) fixing the compensation of any member or alternate member of any committee; or

(1) altering or repealing any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

4.04 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.06 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.07 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the articles of incorporation, or these bylaws.

4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

4.09 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01 Notice. Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any committee member, director, or shareholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at his address as it appears on the books of the Corporation or, in the case of a shareholder, the share transfer records of the Corporation, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid.

5.02 Waiver of Notice. Whenever by law, the articles of incorporation, or these bylaws, any notice is required to be given to any committee member, shareholder, or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a committee member, shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01 Number; Titles; Election; Term; Qualification. The officers of the Corporation shall be a president and a secretary. The Corporation may also have a chairman of the board, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a treasurer, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the board of directors may from time to time elect or appoint. The board of directors shall elect a president and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Any person may hold any number of offices. No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.05 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.06 Chairman of the Board. The chairman of the board shall have such powers and duties as may be prescribed by the board of directors.

6.07 President. Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the board of directors, the president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The president may, without limitation, agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation.

6.08 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

6.09 Treasurer. The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall audit all payrolls and vouchers of the Corporation, shall receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.10 Assistant Treasurers. Each assistant treasurer shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.

6.11 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders, or consents in lieu of such minutes, in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, share transfer records, stock ledgers, and such other stock books and papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.12 Assistant Secretaries. Each assistant secretary shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

7.02 Certificates for Certificated Shares. The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by the (y) chairman of the board, president or any vice president and the secretary or assistant secretary or the treasurer or an assistant treasurer, at the time or previously in office; and (z) shall have been manually signed by a duly authorized signatory of the Corporations designated transfer agent, if any; however, the signatures of any of such officers may be facsimiles. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

7.03 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 above and such additional information as may be required by §8.408 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.04 Consideration for Shares. To the extent permitted by law, the board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and surplus accounts.

7.05 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

(a)	Claim. Makes proof by affidavit, in form and substance satisfactory to the board of directors or any proper officer, that a previously issued certificate representing shares has been lost, destroyed, or stolen;

(b)	Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)	Bond. If required by the board of directors or any proper officer, in its or such officer’s discretion, delivers to the Corporation a bond or indemnity agreement in such form, with such surety or sureties, and with such fixed or open penalty, as the board of directors or such officer may direct, in its or such officer’s discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.

7.06 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by §8.308 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.02 above and such additional information as may be required by §8.408 of the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.07 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

7.08 Legends. The board of directors shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the board of directors in order for the Corporation to comply with applicable federal or state securities or other laws.

7.09 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.

ARTICLE EIGHT: INDEMNIFICATION

8.01 Indemnification. The Corporation shall indemnify any officer or director to the fullest extent permitted by law. The Corporation may indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

ARTICLE NINE: MISCELLANEOUS PROVISIONS

9.01 Dividends. Subject to provisions of applicable statutes and the articles of incorporation, dividends may be declared by and at the discretion of the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.

9.02 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, the board of directors, and each committee of the board of directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer, giving the names and addresses of all past and current shareholders and the number and class of the shares held by each of such shareholders. Books and records may be in written form or any other form capable of being converted into written form within a reasonable time.

9.03 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the board of directors does not defer its determination of the fiscal year, the fiscal year shall be the calendar year.

9.04 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

9.05 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

9.06 Resignation. Any director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary. Such resignation shall take effect at the time specified in the statement made at the board of directors’ meeting or in the written notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted.

9.07 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

9.08 Amendment of Bylaws. The power to amend or repeal these bylaws is vested in the board of directors.

9.09 Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

9.10 Headings; Table of Contents. The headings and table of contents used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

The undersigned, secretary of the Corporation, hereby certifies that the foregoing amended and restated bylaws were adopted by the board of directors of the Corporation as of September 19, 2003.

/s/ Elizabeth Daane

Elizabeth Daane, Secretary